Exhibit 10.28

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE TEMPUS AI, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO TEMPUS AI, INC. IF PUBLICLY DISCLOSED.

Data License Agreement

This Data License Agreement (the “Agreement”) is entered into as of this 18th day of May, 2024 (the “Effective Date”) by and between Tempus AI, Inc., with its principal place of business at 600 West Chicago Ave., Suite 510, Chicago, IL 60654 (“Tempus”) and Pegasos Corp., a Japanese corporation (“Client”). Tempus and Client are sometimes referred to herein individually as a “Party” and collectively, as the “Parties.”

Background

Tempus is a precision medicine company dedicated to improving healthcare by using its technology to support research and discovery. Tempus has curated a proprietary database of de-identified data for use in research and development activities.

Client is a company that shares Tempus’ mission of advancing precision medicine, including through (a) the licensing of de-identified data to biopharmaceutical companies, life sciences companies, and other healthcare researchers; (b) building algorithmic products that produce insights and commercializing the insights; and (c) building foundation models and products or services that leverage the models, all of (a)-(c) in Japan (the “AI Initiative”), and in furtherance of that mission, Client would like to license data from Tempus.

Tempus and Client are entering into this Agreement in connection with a certain Joint Venture Agreement dated as of the Effective Date by and among Tempus, Client and SoftBank Group Corp. (the “JV Agreement”) and this Agreement is made pursuant to and is subject to the terms and conditions of the JV Agreement.

Agreement

In consideration of the mutual promises described below, the Parties agree as follows:

1.	Definitions. The following terms, whether used in the singular or plural, have the meanings set forth below:

a.	“Acceptance Period” has the meaning assigned to it in Section 2.f.iii (Acceptance of Licensed Data).

b.	“Additional Records Batch” has the meaning assigned to it in Section 2.d (Purchase of License to Additional Records Batch).

c.

“Affiliate” means a legal entity that is controlled by or under common control with the Party, where “control” means possession, directly or indirectly, of the power to direct or cause the direction of the Party’s management or policies, whether through the ownership of securities or other ownership interests, by contract, or otherwise. For the avoidance of doubt, neither Tempus nor its subsidiaries nor SoftBank Group Corp. nor its subsidiaries will be considered an Affiliate of Client hereunder.

d.	“Agreement” has the meaning assigned to it in the caption above.

e.	“AI Initiative” has the meaning assigned to it in the Background Section above.

f.	“Analytical Services” has the meaning assigned to it in Section 4.b (Analytical Services).

g.	“Analytical Services Results” means Results created by Tempus and delivered to Client pursuant to this Agreement.

h.

“Applicable Law” means any and all laws, statutes, codes, ordinances, orders, rules, rulings, directives, and regulations of any kind whatsoever of any governmental authority within the relevant jurisdiction applicable to the activities under this Agreement.

i.	“Approved Supplemental Work” has the meaning assigned to it in Section 2.c.ii (Enhancements to Substituted-In Records).

j.	“Authorized Users” means employees or contractors of Client or Client’s Affiliates, provided that each user will be a named individual who is subject to all applicable terms of this Agreement.

k.

“Business” means the purposes of performing clinical sequencing for patients, organizing patient data and operating a real-world data business, in each case, solely for and within the Territory (as defined below) and within the Field (as defined below).

l.

“Business Day” means any day other than Saturday, Sunday, or any day that banks located in (a) Tokyo, Japan or (b) Chicago, U.S., are required to be closed. Whenever this Agreement refers to a number of days, such number will refer to calendar days unless Business Days are specified.

m.

“Calendar Quarter” means each successive period of three (3) consecutive calendar months ending on March 31, June 30, September 30, or December 31; provided, however that (a) the first Calendar Quarter of the Term will extend from the Effective Date to the first to occur of March 31, June 30, September 30, or December 31 of the calendar quarter in which the Effective Date falls; and (b) the last Calendar Quarter of the Term will end upon the expiration or termination of this Agreement.

n.	“Client” has the meaning assigned to in the caption above.

o.	“Client Indemnitee” has the meaning assigned to it in the Section 8.b (Tempus Indemnification Obligations).

p.

“Commercially Reasonable Efforts” means, with respect to a Party’s obligations under this Agreement, the carrying out of such obligations or tasks with a level of efforts and resources consistent with the efforts and resources that an entity similarly situated to such Party in the respective country or territory, including with similar size and resources, for a similar obligation or task in light of the relative value and importance associated with the performance of such obligations or tasks.

q.	“Confidential Information” has the meaning assigned to it in Section 7.b (Non-disclosure).

r.

“Control” means, with respect to any Licensed Data, possession of the ability (whether by sole or joint ownership, license or otherwise, other than pursuant to this Agreement) to grant a license, sublicense, access or other right in, to or under such Licensed Data, without violating the terms of any agreement with a third-party, violating any Applicable Law, or resulting in a payment obligation to such third-party.

s.	“Covered Recipient” means a physician licensed to practice in the U.S. or a U.S. teaching hospital.

t.	“Customary De-Identified Record” means a De-Identified Record that Client may use solely for the Permitted Customary De-Identified Record Purpose.

u.	“Data Access and Preparation Services” has the meaning assigned to it in Section 2.b.ii (Data Access and Preparation Services).

v.	“Data Category” means a category of data included in a Record in accordance with Tempus’ then-current standard practices. Data Categories [***] may include [***].

w.

“De-Identified Record” means a Record that has been de-identified according to the standard set forth in U.S. law under 45 CFR 164.514(a) and (b) of the implementing regulations of the U.S. Health Insurance Portability and Accountability Act (“HIPAA”) of 1996. A De-Identified Record may be either an Unrestricted De-Identified Record or a Customary De-Identified Record.

x.	“Disclosing Party” has the meaning assigned to it in Section 7.b (Non-disclosure).

y.	“Effective Date” has the meaning assigned to it in the caption above.

z.	“End User Generated Results” means Results created by Client based, in whole or in part, on Licensed Data.

aa.	“Enhanced Substituted-In Record” has the meaning assigned to it in Section 2.c.ii (Enhancements to Substituted-In Records).

bb.

“Exchange Rate” means, for any payment under this Agreement the exchange rate published by Mizuho Bank, Ltd. under the heading “TTS” at https://www.mizuhobank.co.jp/market/quote.html as of the applicable payment date.

cc.	“Extended Substitution Term” means the day commencing on 00:01 Central Time on [***] and ending at 00:00 Central Time on [***].

dd.

“Field” means the diagnosis, prevention, treatment, prophylaxis, management or cure of disease and disability in humans or other healthcare-related initiatives, including the development, commercialization and sale of data and other AI-based products and services related to the foregoing.

ee.	“Foundational Data” has the meaning assigned to it in Section 3.e (Licensed Data Exclusion).

ff.	“Indemnified Party” has the meaning assigned to it in the Section 8.c (Indemnification Procedure).

gg.	“Indemnifying Party” has the meaning assigned to it in the Section 8.c (Indemnification Procedure).

hh.	“Initial Records Batch” has the meaning assigned to it in Section 2.a (Initial Records Batch).

ii.	“IP License Agreement” means that certain Intellectual Property License Agreement made and entered into as of the Effective Date by and between Tempus and Client.

jj.	“JV Agreement” has the meaning assigned to it in the caption above.

kk.	“License Term” means [***].

ll.

“Licensed Data” means (a) the Initial Record Batch; (b) the Additional Record Batch; and (c) any De-Identified Records owned by Tempus other than those in (a) and (b) that is described and licensed to Client in an Order Form executed by both Parties, and including Licensed Data Updates to any of the foregoing. Licensed Data excludes Foundational Data (as defined below).

mm.	“Licensed Data Services” has the meaning assigned to it in Section 4 (Licensed Data Services).

nn.	“Losses” has the meaning assigned to it in Section 8.a (Client Indemnification Obligations).

oo.	“Modification Services” has the meaning assigned to it in Section 4.c (Modification Services and Services for Customers of Client).

pp.

“Order Form” means a form by which the Parties specify a Licensed Data cohort, applicable Licensed Data Services (if any), and other applicable terms and conditions. Executed Order Forms are incorporated into and made part of this Agreement.

qq.	“Party” has the meaning assigned to it in the caption above.

rr.

“Payment or Transfer of Value” means a payment or transfer of value as defined in the U.S. Physician Payment Sunshine Act (42 USC § 1320a-7h(e)) and implementing regulations (42 CFR § 403.900 et seq.).

ss.

“Permitted Customary De-Identified Record Purpose” means, with respect to a Customary De-Identified Record, the permitted purpose set forth for such Customary De-Identified Record in the applicable Order Form. As of the Effective Date, the contemplated Permitted Customary De-Identified Record Purpose is [***] (collectively, the “Permitted Uses Exclusions”).

tt.

“Permitted Unrestricted De-Identified Record Purpose” means, with respect to an Unrestricted De-Identified Record, to conduct the Business in the Field and in the Territory, in each case, consistent with this Agreement (including any applicable Order Form), the IP License Agreement and Applicable Law.

uu.	“Permitted Uses Exclusions” has the meaning assigned to it in Section 1.ss (“Permitted Customary De -Identified Record Purpose”).

vv.	“Receiving Party” has the meaning assigned to it in Section 7.b (Non-disclosure).

ww.	“Record” means a [***].

xx.	“Records Substitution” has the meaning assigned to it in Section 2.c.i (Records Substitution).

yy.	“Rejected Data” has the meaning assigned to it in Section 2.f.iii (Acceptance of Licensed Data).

zz.

“Results” means analyses, summaries, reports, visualizations, and other information created with or based on Licensed Data during the License Term, so long as such Results do not reproduce the Licensed Data other than as permitted in accordance with the Permitted Customary De-Identified Record Purpose or the Permitted Unrestricted De-Identified Record Purpose.

aaa.	“Sales Agent Record” has the meaning assigned to it Section 2.d (Purchase of License to Additional Records Batch).

bbb.	“Specifications” has the meaning assigned to it in Section 2.f.iii (Acceptance of Licensed Data)

ccc.	“Substituted-In Record” has the meaning assigned to it in Section 2.c.i (Records Substitution).

ddd.	“Substituted-Out Record” has the meaning assigned to it in Section 2.c.i (Records Substitution).

eee.	“Substitution Cap” has the meaning assigned to it in Section 2.c.i (Records Substitution).

fff.	“Substitution Term” means the day commencing immediately after the “Closing” (as defined in the JV Agreement) and ending at 00:00 Central Time on [***].

ggg.

“Tax” or “Taxes” means (a) any taxes, assessments, fees, including income, profits, gross receipts, net proceeds, sales, alternative or add on minimum, ad valorem, turnover, property, personal property (tangible and intangible), environmental, stamp, leasing, lease, user, duty, franchise, capital stock, transfer, registration, license, withholding, social security (or similar), unemployment, disability, payroll, employment, social contributions, fuel, excess profits, occupational, premium, windfall profit, severance, estimated, or other charge of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and (b) any liability for the payment of any amounts of the type described in clause (a) as a result of the operation of law.

hhh.	“Technical Services” has the meaning assigned to it in Section 4.a (Technical Services).

iii.	“Tempus” has the meaning assigned to it in the caption above.

jjj.	“Tempus Indemnitee” has the meaning assigned to it in Section 8.a (Client Indemnification Obligations).

kkk.	“Tempus Platform” means the proprietary real world data libraries and associated systems and technology owned by Tempus.

lll.	“Tempus Technology” has the meaning assigned to it in the IP License Agreement.

mmm.	“Term” has the meaning assigned to it in Section 10.a (Term).

nnn.	“Territory” means Japan.

ooo.

“Unrestricted De-Identified Record” means a De-Identified Record that Client may distribute, sell, sublicense, or otherwise transfer access to and its interest in to a third-party, subject to the terms and conditions of this Agreement.

Capitalized terms that are used but not defined below have the meanings assigned in the JV Agreement.

2.	Details About Licensed Data and Collaboration.

a.

Initial Records Batch. Within [***] Days following the Effective Date, Tempus will grant and hereby does grant Client the licenses described in Section 3.a.i (License Grant) to [***] unique Unrestricted De-Identified Records (such Unrestricted De-Identified Records comprising the “Initial Records Batch”) meeting inclusion criteria defined by Client and Tempus and consistent with the standard data filters available in the Tempus Platform [***]. In the event that Client does not timely pay Tempus the fees for such license as set forth in Section 6.b (Upfront Payment), Tempus may revoke access to such Records until such fees are paid.

b.	Initial Setup Period.

i.

Initial Data Access. During the period commencing on the Effective Date until the Closing (“Initial Setup Period”), Tempus will provide access to the Initial Records Batch and other Licensed Data (if applicable) to Client to the extent necessary for Client to receive the data access and preparation services provided in Section 2.b.ii (Data Access and Preparation Services). During the Initial Setup Period, (1) Tempus employees seconded to Client will access the Initial Records Batch and other Licensed Data (if applicable) to provide such services, provided such employees will be subject to reasonable confidentiality restrictions, and (2) Client will have sole discretion if and to what extent it grants such access to its employees, and will provide advance written notice to Tempus upon such election.

ii.

Data Access and Preparation Services. During the Initial Setup Period, Tempus will provide Client with certain data access and preparation services to assist Client in preparing for and setting up the Business in the Territory, including [***], and (4) any other services reasonably necessary or useful to enable Client to access and use the Initial Records Batch following the Closing (clause (1) – (4) collectively, “Data Access and Preparation Services”).

c.	Substitution and Enhancement Rights for the Initial Records Batch.

i.

Records Substitution. During the Substitution Term and the Extended Substitution Term (if applicable) and up to the Substitution Cap, Client may request that Tempus substitute an Unrestricted De-Identified Record then included in the Initial Records Batch (such substituted-out Unrestricted De-Identified Record, the “Substituted-Out Record”) with another Unrestricted De-Identified Record then not included in the Initial Records Batch (such substituted-in Unrestricted De-Identified Record, the “Substituted-In Record” and the foregoing process, the “Records Substitution”) and Tempus will use reasonable best efforts to comply with such request within [***] Days of receiving Client’s request, so long as the Unrestricted De-Identified Record that Client is seeking to substitute (A) has not actually been licensed or otherwise made available by or on behalf of Client to a non-Affiliate third-party as of the substitution or (B) if any such access was provided, such access can be can be timely revoked in accordance with Client’s obligations under this Agreement as of the substitution. The Parties will perform the Records Substitution in accordance with the then-current Tempus standard process for provisioning and deprovisioning Licensed Data and all Substituted-In Records will meet the then-current inclusion criteria as defined by Client and Tempus. For the avoidance of doubt, following a Records Substitution, the Substituted-Out Record will no longer be Licensed Data and the Substituted-In Record will be Licensed Data, subject to the same terms as had previously applied to the Substituted-Out Record. Parties acknowledge that each Substituted-Out Record is non-public information of Tempus and subject to the terms and conditions in Section 7.b (Non-disclosure). Immediately upon receipt of the Substituted-In Record, the License Term for the Substituted-Out Record will terminate. Each time there is a Records Substitution, the then-current count for Records Substitution will be incremented by one (1) such that over the Substitution Term and the Extended Substitution Term (if applicable) Client will only be allowed to substitute a maximum of [***] Records

(such maximum amount, the “Substitution Cap”). For the avoidance of doubt, any update or enhancement for an Unrestricted De-Identified Record in the Initial Records Batch provided by Tempus to Client will not constitute a Records Substitution and Tempus will provide such update or enhancement for the fees set forth in Section 6.e (Fees for Updates to Licensed Data).

ii.

Enhancements to Substituted-In Records. Client may request that any Substituted-In Record to be provided in a Records Substitution be modified to include one or more additional Data Categories (such modified Substituted-In Record, an “Enhanced Substituted-In Record”) and Tempus will use reasonable best efforts accommodate such request to the extent such information is available within the Tempus Platform. If Tempus determines, at its sole discretion, that it needs to perform supplemental work, including, without limitation, additional data curation, to provide an Enhanced Substituted-In Record, Tempus will inform Client prior to performing any such supplemental work. The Parties will enter into an Order Form to document the terms of such supplemental work (such work, the “Approved Supplemental Work”) and any Approved Supplemental Work will be subject to Section 6.d (Fees for Records Substitution).

d.

Purchase of License to Additional Records Batch. In each instance that the Board (as defined in the JV Agreement) authorizes purchase of licenses to additional Unrestricted De-Identified Records as set forth in Section 9.6 of the JV Agreement, Tempus will grant Client the license described in Section 3.a.i (License Grant) to the specified quantity of additional unique Unrestricted De-Identified Records (each such set of additional Unrestricted De-Identified Records, an “Additional Records Batch”) upon documentation of such license in an Order Form and receipt of the fees set forth in Section 6.c (Fees for Additional Records Batch). In addition, for each instance that the Board authorizes purchase of licenses to additional Unrestricted De-Identified Records as set forth in Section 9.6 of the JV Agreement in connection with Client acting as a sales agent for Tempus’ datasets within the Territory (each such Record, a “Sales Agent Record”), Tempus will grant Client the license described in Section 3.a.i (License Grant) to the specified quantity of additional unique Sales Agent Records upon documentation of such license in an Order Form and receipt of the fees set forth in Section 6.h (Fees for Sales Agent Records). In addition to all other applicable license and other terms under this Agreement, for each Sales Agent Record, [***].

e.

Purchase of License to Customary De-Identified Records. Client may, at its sole discretion, request to purchase a license to Customary De-Identified Records from Tempus and Parties will execute an Order Form for each separate request.

f.	Delivery and Acceptance of Licensed Data.

i.

Delivery of Initial Records Batch. Tempus will deliver the Initial Records Batch to Client as soon as reasonably practicable following the Effective Date, but in any event, no later than [***] Days following the Effective Date. [***].

ii.

Delivery of Other Licensed Data. Tempus will deliver all Licensed Data other than the Initial Records Batch in accordance with a delivery process mutually agreed upon in writing by the Parties and set forth in the applicable Order Form (if applicable).

iii.	Acceptance of Licensed Data. Client will have [***] calendar days from the delivery of Licensed Data (or in the case of the Initial Records Batch, [***] calendar days from the

Closing) (the “Acceptance Period”) to determine whether Licensed Data conforms to the terms set forth in Section 2.g.i (Most Recent Data), Section 2.g.ii (Completeness of De-Identified Records), Section 2.g.iv (Minimum Quality) and terms of the Order Form (if applicable) (collectively, the “Specifications”). If Client’s qualified personnel determines that the Licensed Data does not conform to the Specifications, then Client may reject the Licensed Data (such rejected Licensed Data, the “Rejected Data”) by providing Tempus with written notice and specifying the non-conformance. Promptly following the receipt of such notice from Client, Tempus will, with respect to each De-Identified Record of the Rejected Data, either (a) correct the non-conformance of that particular De-Identified Record or (b) substitute with a different conforming De-Identified Record that satisfies the inclusion criteria associated with the original De-Identified Record. Tempus will have sole discretion over whether to perform (a) or (b) of the foregoing and such performance will be at no additional cost to Client. Tempus’ performance of clause (a) or (b) will be Client’s sole remedy for Rejected Data. For clarity, nothing in this Section 2.f.iii (Acceptance of Licensed Data) will limit Client’s rights and remedies in the event of Tempus’ failure to perform either (a) or (b) with respect to Rejected Data.

iv.

Specific Performance. If Tempus and Client, each acting in good faith, are unable to come to a decision in respect of any dispute regarding this Section 2.f within [***] Days of such matter first being raised, and such matter may materially affect the ability of Client to engage in the Business or to conduct the Business in an efficient manner, then (a) such matter will first be referred to senior executives of Tempus and (b) if such senior executives are unable in good faith to resolve the matter on an amicable basis within [***] Days, then solely with respect to a request for specific performance or injunctive relief, and not with respect to any other requested remedy, Tempus consents to Client making an application to any court of competent jurisdiction seeking specific performance or injunctive relief. All other aspects of any dispute or other remedies sought under this Agreement are subject to the requirements set forth in Section 14.3 (Dispute Resolution) of the JV Agreement.

g.	Performance Obligations.

i.

Most Recent Data. Tempus will ensure that each Unrestricted De-Identified Record included in the Licensed Data is selected from the most up-to-date data hosted on the Tempus Platform. The Initial Record Batch will come from [***]. The Parties acknowledge that, as of the Effective Date, the Tempus Platform includes the following data libraries and that Tempus has the sole right, but the not the obligation, to update the Tempus Platform at any time during the Term:

[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]

ii.

Completeness of De-Identified Records. Tempus will use reasonable best efforts to ensure that each De-Identified Record of the Licensed Data comprises all of the Data Categories of data then currently available to Tempus’ third-party customers with respect to such De-Identified Record as of the date such De-Identified Record is made available to Client. [***].

iii.	Updates to Licensed Data. If, during the Term but after the Closing, Tempus receives supplemental data within the Data Categories corresponding to any De-Identified Record included in the Licensed Data, Tempus will, at its sole discretion, provide Client either (a) the supplemental data and an identification of the corresponding De-Identified Record to which the supplemental data relates or (b) an updated De-Identified Record incorporating the supplemental data ((a) and (b) collectively, the “Licensed Data Updates”) for the fees set forth in Section 6.e (Fees for Updates to Licensed Data). Tempus will provide Client all Licensed Data Updates on a mutually agreeable schedule, and in any event at least [***].

iv.

Minimum Quality. Tempus will use reasonable best efforts to ensure that, as of the date of provision of De-Identified Records to Client, the De-Identified Records of the Licensed Data provided to Client are the most recent and up-to-date De-Identified Records available and meet at least the same level of quality as that of De-Identified Records provided by Tempus to any other third-party customers or partners.

v.

Co-operation for AI Initiative. The Parties acknowledge that, as a part of the AI Initiative, Client intends to secure strategic partnerships with biopharmaceutical companies, life science companies, and other healthcare researchers in and for Japan to commercially exploit Unrestricted De-Identified Records included in Licensed Data and other proprietary data generated by Client. The Parties will co-operate in good faith to secure such partnerships, provided that, such cooperation does not require Tempus to grant any additional rights or licenses to Licensed Data outside of the scope of a fully executed and mutually agreed upon Order Form and provided further that Tempus will cooperate with Client in good faith to enter into fully executed and mutually agreed upon Order Forms to provide Licensed Data Services to Client’s customers in furtherance of the AI Initiative (or to provide Licensed Data Services to Client’s customers under existing Order Forms entered into by Client) and such services will be subject to Section 6.d (Fees for Records Substitution and Licensed Data Services).

vi.

General Performance Standards. Each Party will conduct the activities assigned to it under this Agreement (a) with reasonable skill and care, (b) in accordance with current scientific and technical standards, and (c) pursuant to its respective standard operating procedures.

vii.

Tempus Withdrawal from Client. If, at any time during the Term, Tempus is no longer a shareholder in Client, then from such date and thereafter, Tempus will have no further obligation to provide any Licensed Data, including any updates or enhancement, or any of the Licensed Data Services set forth in Section 4 (Licensed Data Services).

3.	License Grants and Acknowledgements. Subject to the other terms and conditions in this Agreement, Tempus grants Client the following licenses with respect to the Licensed Data:

a.	Unrestricted De-Identified Record.

i.

License Grant. During the License Term, subject to the terms and conditions of this Agreement, Tempus grants Client a limited, non-exclusive, and transferable license, with the right to sublicense (solely in accordance with Section 3.a.ii (Sub-Licensing Conditions)), [***], solely in and for use in the Field in the Territory and for the Permitted Unrestricted De-Identified Record Purpose. For the avoidance of doubt, (1) title to the Records remains with Tempus and (2) during the Initial Setup Period, Client will exercise its rights granted under Section 3.a.i (License Grant) in accordance with Section 2.b.i (Initial Data Access).

ii.

Sub-Licensing Conditions. Client will have the right to sublicense its rights granted under Section 3.a.i (License Grant) to any third-party only through a single tier and will not grant any sublicensee any right to further sublicense any Unrestricted De-Identified Record. Client will ensure that all sublicenses granted under the license granted under Section 3.a.i (License Grant) will be (A) in writing, (B) subject to, and consistent with, the terms and conditions of this Agreement, including without limitation, the terms and conditions under Section 5 (Use of Licensed Data) and Section 7 (Privacy, Confidentiality, and Intellectual Property), and (C) with respect to Sales Agent Records only, subject to the payment of fees by the sublicensee or customer and in accordance with Section 6.h (Fees for Sales Agent Records) . Upon Client’s request, Tempus will provide Client with its then-current standard license fees for such Records. Client remains responsible for the acts and omissions of its sublicensees, and any act or omission that would be a breach under this Agreement if done by Client will be a breach of this Agreement by Client.

b.

Customary De-Identified Record. During the License Term, subject to the terms and conditions of this Agreement, Tempus grants Client a limited, non-exclusive, revocable, non-transferable license in the Field in the Territory, without the right to sublicense, for Authorized Users to [***], solely in and for use in the Field in the Territory and for the applicable Permitted Customary De-Identified Record Purpose.

c.

Analytical Services Results. Tempus grants Client a limited, non-exclusive, irrevocable, transferable, perpetual license, with the right to sublicense, to use Analytical Services Results for its own Business purposes. The Analytical Services Results will be subject to the terms and conditions in Section 7.b (Non-disclosure).

d.

End User Generated Results. To the extent Client creates End User Generated Results during the License Term, Tempus acknowledges and agrees that Client may continue using the End User Generated Results for its own Business purposes during and after the expiration or termination of the License Term, so long as such End User Generated Results do not reproduce the Licensed Data [***].

e.

Licensed Data Exclusion. In connection with Client’s right to access and use Tempus Technology as granted under the IP License Agreement, Client will have access to certain proprietary data of Tempus necessary for the operation of the Tempus Technology (such data, the “Foundational Data”). [***].

f.

No Implied Licenses. Except as expressly provided in this Agreement, neither Party will be deemed to have granted the other Party any license or other right as to any data of such Party. For clarity, Client is not granted any rights to any Record other than the Licensed Data licensed hereunder.

4.

Licensed Data Services. Tempus will provide the services below to assist Client with using, accessing, understanding, and modifying the Licensed Data during the Term of this Agreement, in each case, as and to the extent set forth in an Order Form hereunder (such services, the “Licensed Data Services”).

a.	[***].

b.	[***].

c.	[***].

5.	Use of Licensed Data. The following terms apply to all Licensed Data under this Agreement.

a.	Restrictions. Client agrees to the following terms on its behalf and on behalf of all Affiliates and Authorized Users:

i.

Client will implement rigorous data access controls for Authorized Users. Client will use reasonable best efforts to require Authorized User to acknowledge that the Authorized User has reviewed, understands, and will comply with the terms of this Agreement.

ii.	Client is responsible for the acts and omissions of all Authorized Users.

iii.

Any reproduction, display, disclosure, or publication of Results obtained from the use of Licensed Data (or the Licensed Data itself) must include appropriate attribution to Tempus, which attribution to Tempus should be as mutually agreed. Reproduction of any Licensed Data that is not an Unrestricted De-Identified Record for any purpose other than the Permitted Customary De-Identified Record Purpose by Client requires Tempus’ prior written consent.

iv.

Client will not re-identify the Licensed Data as to patient, provider, or practice and will ensure that the Licensed Data is not re-identified. Client will not, and will not permit any third-party to, contact any individual whose information may be included in the Licensed Data. If Client combines or commingles the Licensed Data with any other data, Client is responsible for ensuring that such data remains de-identified pursuant to HIPAA.

v.	Client will maintain a reasonable internal governance procedure that prohibits and is designed to avoid unintentional or inadvertent re-identification.

vi.

Client will not remove or alter any notice of confidentiality, copyright, trademark, logo or other notice of ownership, origin, or confidentiality in any report, document, or copy of the Licensed Data.

vii.	Client will not access or use Licensed Data for any purpose not permitted by this Agreement.

viii.

Client will not re-sell, transfer or otherwise provide access to any Licensed Data that is not an Unrestricted De-Identified Record to any third-party who is not an Authorized User without prior written permission from Tempus.

ix.	Client will act in an ethical and responsible manner when accessing and using Licensed Data.

x.	Client agrees that Tempus does not endorse any academic, scientific, or public presentations, or abstracts, posters, or manuscripts, and Client will not attempt to indicate any such endorsement.

xi.

Client agrees to immediately return or destroy Licensed Data, at Tempus’ option, at the conclusion of the License Term or expiration or termination of the Agreement and provide written certification of destruction (if applicable).

b.	Compliance.

i.

Tempus and Client will comply with all Applicable Laws and industry-standard guidelines when carrying out activities under this Agreement, including, to the extent applicable, all Applicable Laws in Japan, securities laws, antitrust laws, HIPAA, the U.S. Food and Drug Administration (FDA) Guidance on Industry-Supported Scientific and Educational Activities, the U.S. Federal Food, Drug, and Cosmetic Act and associated regulations, U.S. federal and state anti-kickback laws and guidance, the Council of Medical Specialty Societies (CMSS) Code of Interactions with Companies, the American Medical Association Code of Medical Ethics and associated opinions, policies adopted by the FDA relating to industry-sponsored educational activities, the Accreditation Council for Continuing Medical Education (ACCME) Standards for Commercial Support, the Pharmaceutical Research and Manufacturers of America (PhRMA) Code on Interactions with Healthcare Professionals, and the ICMJE Recommendations for publication authorship.

ii.

The funds provided under this Agreement are not being given in exchange for any explicit or implicit agreement to purchase, prescribe, recommend, influence or provide favorable formulary status for Client’s products or services. This Agreement is not for the purpose of promoting any product, service, or company. Client will not and will ensure that Client’s Affiliates and Authorized Users do not, offer any inducements to Tempus, any of its Affiliates, or any health care providers relating to this Agreement.

iii.

Tempus acknowledges that any direct or indirect Payments or Transfers of Value to Covered Recipients are subject to transparency reporting requirements, including disclosure on Client’s website. Tempus and Client will not, and Client will ensure that Client’s Affiliates do not, knowingly make any indirect or direct Payment or Transfer of Value to a Covered Recipient on behalf of Client in connection with this Agreement without the other Party’s consent and prior written approval. Client will report all Payments or Transfers of Value to U.S. Covered Recipients according to a centrally managed, pre-set rate structure based on a fair market value analysis conducted by Client and in accordance with Applicable Law. Tempus and Client agree that the license to Licensed Data or any other services or products described in agreements executed contemporaneously with this Agreement do not give rise to or constitute a Payment or Transfer of Value to a Covered Recipient.

iv.

Tempus and Client and their respective Affiliates, representatives, agents and employees will comply with the U.S. Foreign Corrupt Practices Act, as amended, the UK Bribery Act of 2010, and any other applicable anti-corruption laws for the prevention of fraud, racketeering, money laundering or terrorism, and will not knowingly take any action that will, or would reasonably be expected to, cause the other Party or its Affiliates to be in violation of any such laws or policies.

v.

Neither Party has received or been offered any illegal or improper payment, bribe, kickback, gift, or other item of value from an employee or agent of the other Party in connection with this Agreement. The Parties intend for their relationship and interactions to comply with the following: (a) the U.S. federal anti-kickback statute (42 U.S.C. § 1320a-7b(b)) and the associated safe harbor regulations; and (b) the limitation on certain physician referrals (Stark Law) (42 U.S.C. § 1395nn). Accordingly, no part of any remuneration provided under this Agreement or any other agreement between the Parties is a prohibited payment in exchange for recommending or arranging for the referral of business or the ordering of items or services, or otherwise intended to induce illegal referrals of business.

c.

Regulatory Filings. Client may disclose Analytical Services Results, End User Generated Results or Results for regulatory purposes; provided, however, for the avoidance of doubt, that Client agrees to consult Tempus and obtain Tempus’ written consent prior to any disclosure to a regulatory authority of a reproduction of the Licensed Data itself or an excerpt thereof. Given uncertainty in the regulatory environment regarding the use of Real World Data for regulatory purposes, Licensed Data and any Results derived therefrom may not be suitable for a particular purpose. Tempus will use Commercially Reasonable Efforts to work with Client and regulatory authorities to address any questions or issues regarding such data; however, such work will be subject to separate fees and a separate Order Form.

d.

Security Incident Reporting. Each Party agrees to notify the other Party promptly, but in no event later than [***] Days after becoming aware of the occurrence of: (i) a potential security breach involving Licensed Data; (ii) re-identification of any of the Licensed Data; (iii) a complaint related to a request for access to the Licensed Data; or (iv) any inquiry, investigation, audit, or government enforcement action related to the Licensed Data. If Client or any of Client’s Affiliates becomes legally compelled to disclose any Licensed Data, then to the extent permitted by Applicable Law, Client will notify Tempus as soon as practical, but in any event within [***] Days of learning of such requirement, so that Tempus may seek a protective order or other appropriate remedy. If any of the events set out in this Section occurs, Client agrees to cooperate and cause Client’s Affiliates to cooperate with Tempus and take any actions reasonably requested by Tempus to minimize the re-identification risk and potential damage resulting from the event.

e.

Non-Exclusivity. Subject to Section 9.2 of the JV Agreement, this is a non-exclusive agreement and nothing in this Agreement will prevent Tempus from (i) making available to other customers the same or substantially similar services and licenses, or (ii) making available to other Tempus customers custom data sets that are the same or similar to the Licensed Data, so long as none of the foregoing include use of Client’s Confidential Information. Client acknowledges that Tempus’ or Tempus licensees’ use of Licensed Data may result in the same or similar outcomes, conclusions, reports, and other results. Tempus acknowledges that Client retains the right to utilize other vendors or partners in the provision of similar data, technologies, products or services as those provided by Tempus under this Agreement.

f.

Additional Tempus Representations. Tempus represents and warrants that Tempus has obtained all rights, licenses, consents and permissions necessary in order to for Client to use and (if and where relevant) to authorize Client’s customers to use, the Licensed Data in accordance with this Agreement. The Licensed Data, as of the date any Licensed Data is made available to Client, does not, to Tempus’ knowledge infringe or violate the rights of any third party, including, without limitation, any intellectual property rights, rights of privacy or rights in confidential information.

g.	NO OTHER REPRESENTATIONS OR WARRANTIES. EXCEPT AS EXPRESSLY PROVIDED:

i.

TEMPUS DISCLAIMS ANY AND ALL EXPRESS, IMPLIED, STATUTORY, AND OTHER WARRANTIES AND REPRESENTATIONS OF ANY KIND, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, QUIET ENJOYMENT, QUALITY OF INFORMATION, OR TITLE.

ii.

EXCEPT AS SET FORTH IN THE SPECIFICATIONS, TEMPUS MAKES NO REPRESENTATIONS OR WARRANTIES ABOUT THE SUITABILITY OR ACCURACY OF ANY SERVICES, THE LICENSED DATA, OR ANY OTHER TEMPUS MATERIALS OR TEMPUS TECHNOLOGY. TEMPUS USES DATA PROVIDED TO TEMPUS BY THIRD PARTIES THAT HAS BEEN DE-IDENTIFIED UNDER HIPAA TO CREATE THE LICENSED DATA “AS IS” AND, EXCEPT AS SET FORTH IN THE SPECIFICATIONS, IS NOT RESPONSIBLE FOR THE ACCURACY, COMPLETENESS, AND/OR INTEGRITY OF SUCH DATA. TEMPUS DISCLAIMS ANY LIABILITY RESULTING FROM ANY SUCH ISSUES RELATING TO SUCH DATA. TEMPUS HAS NO LIABILITY FOR CLINICAL, OPERATIONAL, BUSINESS, OR ANY OTHER DECISIONS MADE BY CLIENT, CLIENT’S AFFILIATES, AUTHORIZED USERS, OR CLIENT’S SUBLICENSEE(S), AND/OR TRANSFEREE(S) BASED ON THE LICENSED DATA.

iii.	ALL TECHNOLOGY, RIGHTS AND SERVICES ARE LICENSED AND OTHERWISE PROVIDED “AS IS,” “WHERE-IS,” AND “WITH ALL FAULTS.”

6.	Fees and Invoices; [***].

a.

General. Unless agreed upon by the Parties otherwise, Tempus will invoice Client for all fees under this Agreement, and payment is due within [***] days of the invoice date. Fees do not include applicable Taxes (including sales, use, or excise taxes), and all Taxes arising under this Agreement other than those assessed on Tempus’ income or gross receipts are Client’s responsibility. Client agrees to pay Tempus all fees in accordance with the Agreement and applicable Order Form. Notwithstanding anything to the contrary contained in this Agreement, all payment obligations under this Agreement, including the fees set out in this Section 6, will accrue upon the Effective Date but will not be due and payable until [***].

b.

Upfront Payment. In consideration of entering into this Agreement and for the rights granted to Client under this Agreement to the Initial Records Batch, Client will pay Tempus a one-time, non-refundable, non-creditable upfront payment of seven and half billion Japanese Yen (¥ 7,500,000,000) (“License Fee”), using the Exchange Rate as of the date Closing, within [***] Days following the Closing, which for clarity, includes any Data Access and Preparation Services Fees incurred by Client prior to Closing. For the avoidance of doubt, in the event this Agreement is terminated pursuant to Section 10.d (Automatic Termination), [***].

c.

Fees for Additional Records Batch. In consideration for the licenses granted to [***] Records included in one ore more Additional Records Batches under this Agreement, Client will pay Tempus fees that are the [***]. In consideration for the licenses granted to all other Records included in an Additional Records Batch hereunder, Client will pay Tempus fees that are consistent with the obligations arising under [***].

d.

Fees for Records Substitution and Licensed Data Services. During the Substitution Term and the Extended Substitution Term (if applicable) and subject to the Substitution Cap, Tempus will provide any Records Substitution that does not entail any Approved Supplemental Work at no additional cost to Client. Any Records Substitution after such period or that entails Approved Supplemental Work will be documented in an Order Form. The fees for any Approved Supplemental Work and Licensed Data Services performed pursuant to Section 4 (Licensed Data Services) will be calculated as [***] percent ([***]) of the costs and expenses incurred by Tempus for performing the Approved Supplemental Work or other Licensed Data Services.

e.

Fees for Updates to Licensed Data. Tempus will provide Licensed Data Updates at no cost during the [***] immediately following the Closing. After the expiration of the period constituting [***] immediately following the Closing, Client will pay Tempus a fee of [***] U.S. Dollars ($[***]) on a Record-by-Record basis, using the Exchange Rate as of the date of payment, for each Licensed Data Update, up to a total fee of [***] U.S. Dollars ($[***]).

f.

Fees for Cloud Infrastructure. Client will pay (a) [***], and (b) [***] ([***]) of Tempus’ internal costs and expenses (including overhead and labor costs for Tempus’ personnel) incurred in connection with maintaining a dedicated instance of Google Cloud Platform for hosting the Initial Records Batch, in each case of (a) and (b), accrued from [***] until such time that Client has established its own cloud infrastructure capable of hosting the Licensed Data and Tempus no longer hosts any Licensed Data on Client’s behalf.

g.

Fees for Data Access and Preparation Services. In consideration for the Data Access and Preparation Services provided by Tempus, Client will pay [***] U.S. Dollars (US$[***]) per month (the “Data Access and Preparation Services Fees”), provided that the Data Access and Preparation Services shall in no event exceed [***] U.S. Dollars (US$ [***]) in the aggregate. For the avoidance of doubt, upon Closing, all Data Access and Preparation Services Fees incurred prior to Closing will be credited against and deemed to be included within the License Fee.

h.	Fees for Sales Agent Records. In consideration for the licenses granted to Sales Agent Records under this Agreement, Client will pay fees that are consistent with [***].

i.	Late Payments. Interest will apply to any undisputed, overdue invoices at a rate of the lesser of (a) [***] (b) [***].

j.	[***].

k.

Tax Cooperation and Coordination. The Parties acknowledge and agree to cooperate in order to appropriately calculate consistently with Applicable Laws, Taxes payable with respect to their collaborative efforts under this Agreement and any appropriate reductions, credits, or deductions that may lawfully reduce otherwise applicable Taxes. In particular, where any such deduction or withholding in relation to any payment made under this Agreement can be reduced, eliminated or recovered by an application under any income or double tax treaty, the Parties will cooperate with each other and use Commercially Reasonable Efforts with regards to such application. Tempus will provide to Client any taxation documents and other documents that may be reasonably necessary in order for Client not to withhold Tax or to withhold Tax at a reduced rate under an appropriate income or double tax treaty. Without limiting the generality of the foregoing, prior to the payment of any amount under this Agreement (including the payment set forth in Section 6.b (Upfront Payment)) and at such other times as reasonably requested by Client: (1) Tempus will provide Client with such information, documentation and authorizations requested by Client as is reasonably necessary for Client to prepare and file on Tempus’s behalf all required forms and applications necessary to establish Tempus’ eligibility for benefits under the income tax treaty between the United States and Japan (the “US-Japan Income Tax Treaty”) with respect to the payment set forth in Section 6.b (Upfront Payment) and any other applicable payment under this Agreement for which a reduction in or exemption from withholding tax is available under the US-Japan Income Tax Treaty, and (2)

Client will prepare and file all such forms and applications with the National Tax Agency (Japan) on Tempus’s behalf. Tempus will provide such cooperation (including the provision of information and the timely execution of relevant forms and certificates requested by Client) reasonably necessary to enable Client to timely prepare and file such forms.

l.

Payment of Tax. Tempus will pay any and all Taxes levied on any payment received pursuant to this Agreement except as provided in this Section 6 (Fees and Invoices; [***]). If Client is required by Applicable Law to make a payment to Tempus subject to a deduction or withholding of Tax, Client may deduct or withhold the applicable Tax without increase of the amount of payment to Tempus and will (a) deduct those Taxes from the payment; (b) pay the Taxes to the proper taxing authority; and (c) send evidence of the obligation together with proof of payment to Tempus within [***] days following that payment. If Client is required by the proper taxing authority to make a payment of withholding tax, Tempus will collaborate to seek a refund under the tax treaty.

7.	Privacy, Confidentiality, and Intellectual Property.

a.	Privacy. The Licensed Data will be de-identified in accordance with the HIPAA before provision.

b.

Non-disclosure. Any non-public information provided by a Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) in connection with this Agreement, including the specific terms and pricing is the Disclosing Party’s “Confidential Information.” During the Term and the subsequent three (3) year period, the Receiving Party will maintain all Confidential Information in confidence and use it only as reasonably necessary to perform its obligations and exercise its rights under this Agreement. Confidential Information excludes information that (i) is publicly available through no fault of the Receiving Party; (ii) was lawfully obtained by the Receiving Party on a non-confidential basis from a third-party; (iii) the Receiving Party can conclusively demonstrate was legally in the Receiving Party’s possession before the Disclosing Party provided it to the Receiving Party; (iv) was independently developed by the Receiving Party or on the Receiving Party’s behalf without the use of any information provided to the Receiving Party by the Disclosing Party; or (v) was released from the restrictions set forth in this Section 7.b (Non-disclosure) by express prior written consent of the Disclosing Party. Notwithstanding the foregoing, a Receiving Party may use and disclose the Confidential Information of the Disclosing Party for the following instances: (a) to comply with Applicable Laws provided that, where legally permissible, the Receiving Party will promptly notify the Disclosing Party of such obligation sufficiently before making such disclosure, so as to allow the Disclosing Party adequate time to take whatever action it may deem appropriate to protect the confidentiality of the information to be disclosed, and fully cooperate with the Disclosing Party, if so requested, in maintaining the confidentiality of such information by applying for a protective order or any similar legal instrument; and (b) bona fide potential investors and potential acquirers, provided, however that such third-party is then subject to written obligations of confidentiality and limitations on use of such Confidential Information substantially similar to those contained herein. For clarity, the Disclosing Party will continue to treat any Confidential Information disclosed as permitted hereunder pursuant to the foregoing as Confidential Information for all other purposes under this Agreement.

c.

Intellectual Property. Subject to the limited rights expressly granted to Client in this Agreement, Tempus reserves all right, title, and interest (including all intellectual property rights) in and to the Licensed Data. All improvements, updates, enhancements, derivative works, and other modifications to the Licensed Data (the “Licensed Data Improvements”) made or conceived solely by or on behalf of Tempus or its Affiliates will be owned by Tempus. Subject to the first sentence of this Section 7.c (Intellectual Property) any Licensed Data Improvements made or conceived solely by or on behalf of Client or its Affiliates will be owned by Client. Subject to the terms and conditions of this Agreement, Client grants to Tempus a [***] non-exclusive license under Client-owned Licensed Data Improvements solely to the extent necessary or reasonably useful for Tempus to use or otherwise exploit any Licensed Data. Client will have no obligation under this Agreement to share any Client-owned Licensed Data Improvements with Tempus, provided that, upon Tempus’s request, the Parties will use good faith efforts to negotiate a separate agreement pursuant to which Client may share Client-owned Licensed Data Improvements with Tempus. No rights, by implication, estoppel or otherwise, are granted to Client in this Agreement other than those expressly granted in Section 3 (License Grants and Acknowledgements).

8.	Indemnification.

a.

Indemnification by Client. Client will indemnify, defend and hold harmless Tempus, its Affiliates, and their directors, officers, employees, and agents (individually and collectively, the “Tempus Indemnitee(s)”) from and against all losses, liabilities, damages and expenses (including reasonable attorneys’ fees and costs) incurred in connection with any claims, demands, actions or other proceedings by any third-party (individually and collectively, “Losses”) to the extent arising from: (a) any breach of this Agreement by Client (including by any Authorized User, Affiliate, sublicensee of Licensed Data or transferee of Licensed Data), (b) Client’s grossly negligent performance or willful misconduct under this Agreement, or (c) any use or other exploitation of the Licensed Data by Client or any of its Authorized Users, Affiliates, sublicensees or transferees of Licensed Data, except in each case (a)-(c), to the extent such Losses arise out of the willful misconduct or breach of this Agreement by any Tempus Indemnitee or are subject to an indemnity pursuant to Section 8.b (Indemnification by Tempus).

b.

Indemnification by Tempus. Tempus will indemnify, defend and hold harmless Client, its Affiliates, and their directors, officers, employees and agents (individually and collectively, the “Client Indemnitee(s)”) from and against all Losses to the extent arising from: (a) any breach of this Agreement by Tempus, (b) Tempus’ grossly negligent performance or willful misconduct under this Agreement, (c) a claim that Client’s use of the Licensed Data in the Field and in the Territory in accordance with this Agreement and in the form delivered by Tempus to Client infringes a copyright, a U.S. patent, or a third-party trademark or other proprietary right, or misappropriates a third-party trade secret or (d) a claim that Client’s use of the Licensed Data in the Field in the Territory in accordance with this Agreement and in the form delivered by Tempus to Client infringes a Japanese patent, [***], except in each case (a)-(d), to the extent such Losses arise out of the willful misconduct or breach of this Agreement by any Client Indemnitee or is subject to an indemnity pursuant to Section 8.a (Indemnification by Client). The obligation set forth in clauses (c) and (d) will not apply to the extent of Losses that arise out of (i) any Licensed Data modified without Tempus’ approval; (ii) the use of any Licensed Data in combination with materials not provided by Tempus; or (iii) the use of any Licensed Data other than as permitted under this Agreement or the Business Plan (as defined in the JV Agreement).

c.

Indemnification Procedure. If either Party is seeking indemnification under Section 8.a (Client Indemnification Obligations) or Section 8.b (Tempus Indemnification Obligations) (the “Indemnified Party”), it will inform the other Party (the “Indemnifying Party”) of the claim giving rise to the obligation to indemnify promptly given the circumstances after receiving notice of the claim (it being understood and agreed, however, that the failure or delay by an Indemnified Party to give such notice of a claim will not affect the indemnification provided hereunder except to the extent the Indemnifying Party will have been actually and materially prejudiced as a result of such failure or delay to give notice). The Indemnifying Party will have the sole right to assume and control the defense of any such claim for which it is obligated to indemnify the Indemnified Party. The Indemnified Party will cooperate with the Indemnifying Party and the Indemnifying Party’s insurer as the Indemnifying Party may reasonably request, and at the Indemnifying Party’s cost and expense. The Indemnified Party will have the right to participate, at its own expense and with counsel of its choice, in the defense of any claim that has been assumed by the Indemnifying Party. Neither Party will have the obligation to indemnify the other Party in connection with any settlement made without the Indemnifying Party’s written consent, which consent will not be unreasonably withheld or delayed.

d.

Mitigation of Loss. Each Indemnified Party will take and will procure that its Affiliates take all such reasonable steps and action as are reasonably necessary or as the Indemnifying Party may reasonably require in order to mitigate any claims (or potential losses or damages) under this Section 8 (Indemnification). Nothing in this Agreement will or will be deemed to relieve any Party of any common law or other duty to mitigate any losses incurred by it.

9.

Disclaimers; Limitation of Liability. IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY LOST REVENUES OR PROFITS, OR OTHER INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE SERVICES PERFORMED UNDER THIS AGREEMENT, EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE TOTAL CUMULATIVE LIABILITY OF EACH PARTY FOR ALL CLAIMS ARISING FROM OR RELATING TO THIS AGREEMENT, INCLUDING WITHOUT LIMITATION ANY CAUSE OF ACTION ARISING IN CONTRACT, TORT, OR STRICT LIABILITY, WILL NOT EXCEED THE TOTAL AMOUNT PAID TO TEMPUS UNDER THIS AGREEMENT. THE ABOVE LIMITATIONS, DISCLAIMERS AND EXCLUSIONS DO NOT APPLY TO (A) ANY VIOLATION OF THE CONFIDENTIALITY OR PAYMENT OBLIGATIONS UNDER THIS AGREEMENT, (B) INDEMNIFICATION OBLIGATIONS ARISING UNDER SECTION 8.a (CLIENT INDEMNIFICATION OBLIGATIONS) AND SECTION 8.b (TEMPUS INDEMNIFICATION OBLIGATIONS) OR (C) ATTRIBUTABLE TO A PARTY’S FRAUD, GROSS NEGLIGENCE, WILFUL MISCONDUCT (INCLUDING IN THE CASE OF CLIENT, WITH RESPECT TO ITS USE OF THE LICENSED DATA).

10.	Term and Termination.

a.

Term. This Agreement is effective as of the Effective Date and, unless terminated earlier as set forth in this Section 10 (Term and Termination) will remain in effect for as long as the JV Agreement is in effect (such time period, the “Term”).

b.

Termination Events. Either Party may terminate this Agreement if the other has committed a material breach, and such breach is not cured to the reasonable satisfaction of the non-breaching Party within [***] days of receipt of written notice from the non-breaching Party. In the case of Client as the breaching party, Tempus may only terminate for material breach if Client has materially breached Sections 3.a.ii (Sub-licensing Conditions), 5.a (Restrictions), 5.b (Compliance), 5.d (Security Incident Report), 6.b (Fees for Licenses to Initial Records Batch), 6.c (Fees for Additional Records Batch), 6.d (Fees for Records Substitution and Licensed Data Services.), 6.e (Fees for Updates to Licensed Data), 6.f (Fees for Cloud Infrastructure), 6.h (Fees for Sales Agent Records), 7.b (Non-disclosure) or 8.a (Client Indemnification Obligations) and such breach is not cured to the reasonable satisfaction of Tempus within [***] days of receipt of written notice from Tempus. Such termination under this Section 10.b (Termination Events) will terminate all licenses under this Agreement and all Order Forms, but not payment obligations that have accrued through the date of termination. Nonpayment of fees will be a material breach.

c.

Convenience. Client may terminate this Agreement for convenience with [***] days advanced written notice. A termination for convenience will not affect any in progress Order Forms, and every applicable provision of this Agreement will remain in full force and effect until an existing Order Form expires or terminates. Termination for convenience under this Section will not impact Client’s obligation to pay any fees accrued through the date of termination.

d.

Automatic Termination. This Agreement will terminate automatically upon the termination of the JV Agreement pursuant to Section 13.2(b) of the JV Agreement. Upon such termination, Client will be required to pay all Data Access and Preparation Services Fees incurred by Client as of such termination date (but, for clarity, will have no obligation to pay the License Fee).

e.

Regulatory Changes. If either Party (the “Noticing Party”) determines in good faith that a change in Applicable Law, or a change in how a current Applicable Law is interpreted, makes this Agreement illegal, then the Parties will work in good faith to amend the Agreement to ensure compliance.

f.

Effect of Termination; Survival. Section 1 (Definitions), Section 3 (License Grants and Acknowledgements), Section 5 (Use if Licensed Data Services), Section 6.a (Fees and Invoices; [***]) through Section 6.j (Fees and Invoices; [***]), Section 7 (Privacy, Confidentiality, and Intellectual Property), Section 8 (Indemnification), Section 9 (Disclaimers; Limitation of Liability), Section 10 (Term and Termination) and Section 11 (Miscellaneous) will survive the expiration or termination of this Agreement. Unless this Agreement was terminated by Tempus due to Client’s uncured material breach pursuant to Section 10.b (Termination Events), upon termination or expiration of this Agreement, all licenses to Client will expire, except for any perpetual licenses to Licensed Data, provided that, (a) the terms of Sections 3.a.ii (Sub-Licensing Conditions) and Section 5.a (Restrictions) will continue in effect solely with respect to such surviving perpetual licenses, and (b) Section 10.b (Termination Events) will apply with respect to any such surviving perpetual license mutatis mutandis. Upon expiration or termination of this Agreement, except to the extent permitted by any surviving licenses, Client will cease use of any Licensed Data and will return or destroy, at Tempus’ option, all Licensed Data and provide written certification of destruction (if applicable).

11.	Miscellaneous.

a.

Governing Law and Disputes. This Agreement will be governed exclusively by the laws of Delaware, United States, without regard to its conflict of law principles. Any dispute under this Agreement will be finally settled under confidential arbitration as provided in Section 14.3 (Dispute Resolution) of the JV Agreement, except that the choice of law will be as set forth in the immediately preceding sentence. The Parties will use good faith efforts to work together to resolve disputes related to this Agreement, using mutually escalating discussions as needed.

b.

Force Majeure. Neither Party will be liable for any failure or delay of performance to the extent resulting from a cause outside of its reasonable control, such as natural disaster, strike, fire, governmental action, terrorism, or war.

c.	Notice. Any notices required in this Agreement will be delivered to the address for each Party listed at the beginning of this Agreement.

d.

Binding Effect; Assignment. This Agreement is binding upon, and will inure to the benefit of, the successors and permitted assigns of the Parties. Either Party may assign its rights and responsibilities under this Agreement (i) to any of its Affiliates for so long as such entity continues to be an Affiliate or (ii) in connection with a merger, acquisition, corporate reorganization or sale of all or substantially all of its assets. Any other purported assignment is void.

e.

Use of Name and Marks. Except to the extent set forth in the IP License Agreement, neither Party may use the other Party’s name or marks for any purpose without the other Party’s advance written consent.

f.	Relationship of the Parties. This Agreement does not create a partnership, franchise, joint venture, agency, fiduciary, or employment relationship between the Parties.

g.

Costs. Except where expressly set forth otherwise in this Agreement, each Party will bear its own costs and expenses incurred in connection with this Agreement and the other activities and responsibilities assigned to it under this Agreement.

h.

Entire Agreement; Amendments and Waivers. This Agreement is the entire understanding between the Parties on its subject matter. There are no third-party beneficiaries to this Agreement. If any provision is held invalid or unenforceable, the remainder of the Agreement will remain enforceable to the fullest extent permitted by Applicable Law, so long as such change does not materially change the cost or benefit of the Agreement to a Party. Failure to enforce any term of this Agreement is not a waiver.

Pegasos Corp.		Tempus AI, Inc.

/s/ Ippei Mimura		/s/ Jim Rogers

Name:	Ippei Mimura	Name:	Jim Rogers

Title:	Representative Director	Title:	Treasurer and Chief Financial Officer

Date:	18-May-2024	Date:	18-May-2024

EXECUTION VERSION

CONFIDENTIAL

Tempus Licensed Data

Order Form

This Order Form is made part of and incorporated by reference into that certain Data License Agreement by and between Tempus AI, Inc. (“Tempus”) and Pegasos Corp. (“Client”), as amended from time to time. Client would like to license a cohort of Customary De-Identified Data Records or Unrestricted De-Identified Data Records and/or receive certain services from Tempus pursuant to this Order Form and subject to the terms of the Agreement. Capitalized terms that are used but not defined below have the meanings assigned in the Agreement.

1.	Licensed Data.

a.	Licensed Data Description. [***].

b.	Permitted Purpose. [purpose]

c.	License Term. [term].

d.	Delivery Schedule. [schedule].

2.

Services. As part of the Fees set forth below, Tempus will provide [XX] hours of [***]. The Parties will agree in advance on the services Tempus will provide, the authorized number of hours for each service, and the contents of any report Tempus provides at the conclusion of the services.

3.	Fees and Expenses. [fees and payment schedule].

In the event of a conflict between this Order Form and the Agreement, this Order Form will supersede the Agreement solely to the extent necessary to resolve the conflict.

This Order Form is effective as of the later date of signature below (the “Order Form Effective Date”).

Pegasos Corp.		Tempus AI, Inc.

Name:	Ippei Mimura	Name:

Title:	Representative Director	Title:

Date:		Date: